UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2015

EMPIRE STATE REALTY TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36105	37-1645259
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Grand Central Place 60 East 42nd Street New York, New York	10165
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 687-8700

n/a

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On February 2, 2015, Empire State Realty Trust, Inc. (the “Company”) announced the appointment of John B. Kessler as President and Chief Operating Officer of the Company, effective February 1, 2015. In this role, Mr. Kessler will be responsible for overseeing the Company’s day to day operations. Anthony E. Malkin, the Company’s Chairman and Chief Executive Officer, will relinquish his role as President.

Mr. Kessler, age 50, was a Managing Director in the Credit business for Fortress Investment Group LLC (NYSE: FIG) from 2010 to 2013 where he focused on real estate. From 1993 to 2010, Mr. Kessler held various positions in real estate at Morgan Stanley (NYSE:MS), including Global Chief Financial Officer for the Morgan Stanley Real Estate (MSRE) investing business and Managing Director. He also managed MSRE’s core equity funds and separate accounts business. Mr. Kessler received a BA cum laude from Harvard College where he studied Engineering Sciences and an MBA from the University of Chicago’s Booth School of Business.

Mr. Kessler’s annual base salary will be $525,000. He will be eligible for a cash bonus targeted for 2015 to be $525,000, and equity long term incentive compensation targeted for 2015 to be $1,115,000, in each case pro-rated for the period of 2015 during which Mr. Kessler is employed by the Company. He received a $500,000 initial equity grant under the Company’s 2013 Equity Incentive plan in the form of long term incentive units of partnership interest in the Company’s operating partnership (“LTIP units”), which will vest 50% based on time, ratably over four years, and 50% based on performance. The performance-based LTIP unit awards vest based on the Company’s absolute and relative annualized total stockholder return (“TSR”) over a three-year performance period. If the TSR threshold is achieved, the performance-based LTIP unit awards vest 50% at the expiration of such three-year period and 50% on the first anniversary of such expiration, subject to continued employment.

The Company entered into an indemnification agreement and a change in control severance agreement with Mr. Kessler, in each case similar to the corresponding agreements it made with all other named executive officers of the Company (all as previously filed with the Securities and Exchange Commission), providing for (a) indemnification by the Company for certain liabilities and expenses incurred as a result of actions brought, or threatened to be brought, against Mr. Kessler in connection with his status or service as an executive officer of the Company and (b) certain severance and other benefits, including acceleration of vesting of outstanding equity awards, upon qualifying terminations of employment following a change in control.

Item 7.01.	Regulation FD Disclosure

A copy of the press release issued by the Company to announce the appointment of Mr. Kessler as President and Chief Operating Officer of the Company, as discussed in Item 5.02 above, is included as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act or the Exchange Act, unless it is specifically incorporated by reference therein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated February 2, 2015 issued by the Company.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE STATE REALTY TRUST, INC.
(Registrant)

Date: February 2, 2015	By:	/s/ Thomas N. Keltner, Jr.
		Name:	Thomas N. Keltner, Jr.
		Title:	Executive Vice President, General Counsel and Secretary

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